Exhibit (j)(1)

CONSENT OF COUNSEL

We hereby consent to the use of our name and the references to our firm under the caption “Legal Counsel” included in or made a part of Post-Effective Amendment No. 56 to the Registration Statement of the Cavanal Hill Funds on Form N-1A under the Securities Act of 1933, as amended.

Tulsa, Oklahoma

December 21, 2012

/s/ Frederic Dorwart, Lawyers
Frederic Dorwart, Lawyers